Exhibit 99.1

PHILADELPHIA CONSOLIDATED HOLDING CORP.
FOURTH QUARTER RESULTS
DECEMBER 31, 2003

FEBRUARY 11, 2004 PRESS RELEASE

Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended December 31, 2003 increased 65.9% to $22.4 million ($0.98 diluted and $1.02 basic earnings per share) vs. $13.5 million ($0.61 diluted and $0.62 basic earnings per share) for the same period in 2002. Net income for the quarter ended December 31, 2003 included $1.4 million ($0.06 diluted gain per share) of after tax net realized investment gains vs. $0.3 million ($0.01 diluted loss per share) of after tax net realized investment losses for the same quarter in 2002. Gross written premiums increased 38.1% to $215.4 million vs. $156.0 million in the fourth quarter of 2002, and the combined ratio for the quarter was 87.5% vs. 90.7% for the same quarter in 2002.

Financial results for the fourth quarter of 2003 included:

•	A $5.8 million pretax charge ($0.16 after tax diluted loss per share) to increase gross and net reserves for loss and loss adjustment expenses for Firstar residual value policies from $21.7 to $27.5 million resulting from the previously announced settlement of the Firstar litigation.

•	A $7.5 million pretax charge ($0.21 after tax diluted loss per share) to increase net reserves for loss and loss adjustment expenses primarily for claims made professional liability and commercial automobile lines of business in prior accident years.

•	A $7.5 million pretax benefit ($0.21 after tax diluted earnings per share) on the 2003 accident year quota share reinsurance agreement due to favorable 2003 accident year loss ratio results.

Net income for the year ended December 31, 2003 increased 67.5% to $60.3 million ($2.66 diluted and $2.75 basic earnings per share) vs. net income of $36.0 million ($1.62 diluted and $1.67 basic earnings per share) for the same period in 2002. Net income for the year ended December 31, 2003 included $0.5 million ($0.02 diluted gain per share) of after tax net realized investment gains vs. $2.1 million ($0.09 diluted loss per share) of after tax net realized investment losses for the same period in 2002. Gross written premiums increased 36.5% for the year ended December 31, 2003 to $906.0 million vs. $663.7 million for the same period in 2002 and the combined ratio for the year

Press Release
February 11, 2004

was 91.3% vs. 94.3% for the year ended December 31, 2002. The Company’s book value per share at December 31, 2003 was $24.71.

Financial results for the year 2003 included:

•	A $33.0 million pretax charge ($0.95 after tax diluted loss per share) to increase the gross and net liability for loss and loss adjustment expense reserves for the discontinued automobile leasing residual value product, and a $5.8 million pretax charge ($0.17 after tax diluted loss per share) to increase gross and net liability for loss and loss adjustment expense reserves for Firstar residual value policies from $21.7 to $27.5 million resulting from the previously announced settlement of the Firstar litigation.

•	A $9.0 million pretax benefit ($0.26 after tax diluted earnings per share) from favorable prior year development principally in the property line of the commercial package product.

•	A $7.5 million pretax charge ($0.22 after tax diluted loss per share) to increase net reserves for loss and loss adjustment expenses primarily for claims made professional liability and commercial automobile lines of business in prior accident years.

•	A $7.5 million pretax benefit ($0.22 after tax diluted earnings per share) on the 2003 accident year quota share reinsurance agreement due to favorable 2003 accident year loss ratio results.

Financial results for the year 2002 included:

•	A $15.0 million pretax charge ($0.44 after tax diluted loss per share) to increase net reserves for loss and loss adjustment expenses for the discontinued automobile leasing residual value product.

James J. Maguire, Jr. CEO said, “In the fourth quarter, we continued to see a wealth of new opportunities in our Commercial, Personal and Specialty lines business segments through our five distribution sources: Preferred Agents, Brokers, Wholesalers, Direct and the Internet. Pricing for most casualty lines has remained firm, but the pricing for the property lines has shown signs of weakening due to heightened competition. Renewal retention level percentages for quoted accounts remained in the mid 90’s. Additionally, our improved technology increased the speed of service for policy and endorsement issuance. I am confident in our ability to take advantage of the many opportunities that lie ahead for 2004.”

Press Release
February 11, 2004

Forward-Looking Information

This release contains forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks.

Philadelphia Insurance Companies, rated “A+” (Superior) by A.M. Best Company, is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2002 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of December 31,

	2003	2002

ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,066,523 AND $832,701)	$1,081,694	$854,513
EQUITY SECURITIES AT MARKET (COST $79,813 AND $51,257)	90,358	54,346

TOTAL INVESTMENTS	1,172,052	908,859
CASH AND CASH EQUIVALENTS	73,942	42,002
ACCRUED INVESTMENT INCOME	11,008	8,571
PREMIUMS RECEIVABLE	179,509	130,007
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	290,718	151,352
DEFERRED INCOME TAXES	19,176	7,541
DEFERRED ACQUISITION COSTS	56,288	61,272
PROPERTY AND EQUIPMENT, NET	16,821	12,794
GOODWILL	25,724	25,724
OTHER ASSETS	22,354	10,212

TOTAL ASSETS	$1,867,592	$1,358,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$625,647	$445,548
UNEARNED PREMIUMS	422,589	306,093

TOTAL POLICY LIABILITIES AND ACCRUALS	1,048,236	751,641
FUNDS HELD PAYABLE TO REINSURER	110,011	—
LOANS PAYABLE	48,482	39,113
PREMIUMS PAYABLE	35,044	33,553
OTHER LIABILITIES	82,083	56,204

TOTAL LIABILITIES	1,323,856	880,511

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 22,007,552 AND 21,868,877 SHARES ISSUED AND OUTSTANDING	281,088	276,945
NOTES RECEIVABLE FROM SHAREHOLDERS	(5,444)	(6,407)
ACCUMULATED OTHER COMPREHENSIVE INCOME	16,715	16,185
RETAINED EARNINGS	251,377	191,100

TOTAL SHAREHOLDERS’ EQUITY	543,736	477,823

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,867,592	$1,358,334

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

REVENUE:
NET EARNED PREMIUMS	$159,080	$125,523	$571,579	$421,186
NET INVESTMENT INCOME	10,458	9,789	38,806	37,516
NET REALIZED INVESTMENT GAIN (LOSS)	2,103	(436)	794	(3,371)
OTHER INCOME	1,830	476	5,519	911

TOTAL REVENUE	173,471	135,352	616,698	456,242

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	141,524	109,151	469,547	361,154
NET REINSURANCE RECOVERIES	(45,138)	(33,948)	(110,370)	(93,721)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	96,386	75,203	359,177	267,433
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	42,792	38,697	162,912	129,918
OTHER OPERATING EXPENSES	1,848	1,802	7,822	6,372

TOTAL LOSSES AND EXPENSES	141,026	115,702	529,911	403,723

INCOME BEFORE INCOME TAXES	32,445	19,650	86,787	52,519

INCOME TAX EXPENSE (BENEFIT):
CURRENT	13,038	7,605	38,430	22,018
DEFERRED	(3,027)	(1,438)	(11,920)	(5,504)

TOTAL INCOME TAX EXPENSE	10,011	6,167	26,510	16,514

NET INCOME	$22,434	$13,483	$60,277	$36,005

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$1.02	$0.62	$2.75	$1.67

DILUTED EARNINGS PER SHARE	$0.98	$0.61	$2.66	$1.62

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	21,994,960	21,710,115	21,908,788	21,611,053
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	981,017	559,779	751,600	682,382

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	22,975,977	22,269,894	22,660,388	22,293,435